UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.  )
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☒	Definitive Proxy Statement
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Sypris Solutions, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Notice of 2026 Annual Meeting

and

Proxy Statement

SYPRIS SOLUTIONS, INC.

101 Bullitt Lane, Suite 450

Louisville, Kentucky 40222

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	11:00 a.m. Eastern Time

Tuesday, June 16, 2026

PLACE	Residence Inn by Marriott

Rock Bridge Room

401 Bullitt Lane, Louisville, Kentucky 40222

ITEMS OF BUSINESS	(1) To elect the two Class III members of the Board of Directors named in this Proxy Statement.
(2) An advisory approval of the Company’s named executive officer compensation.
(3) To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

RECORD DATE	Holders of record of Sypris Solutions, Inc. common stock at the close of business on April 27, 2026, are entitled to vote at the meeting.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. If you are a holder of record, you can vote your shares in one of four ways:

(1) Visit the website noted on your proxy card to vote via the Internet;

(2) Use the toll-free telephone number on your proxy card to vote by telephone;

(3) Sign, date and return your proxy card in the enclosed envelope to vote by mail; or

(4) Attend the meeting in person.

If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you should have received a voting instructions card with these proxy materials from that organization rather than from us. Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker, bank or other nominee to request a legal proxy.

A Proxy Statement describing matters to be considered at the Annual Meeting is attached to this notice.

Jeffrey T. Gill

Chairman of the Board, President and Chief Executive Officer

May 11, 2026

Important Notice Regarding the Availability of Proxy Materials

The notice of annual meeting of stockholders to be held on June 16, 2026, this Proxy Statement, form of proxy card and the Sypris Solutions 2025 Annual Report on Form 10-K are available at www.sypris.com/proxy-materials.

Sypris Solutions, Inc. 101 Bullitt Lane, Suite 450 Louisville, Kentucky 40222

PROXY STATEMENT

We are providing this Proxy Statement to you in connection with the solicitation by the Board of Directors of Sypris Solutions, Inc. (the “Board”) of proxies to be voted at our 2026 annual meeting of stockholders and at any postponement or adjournment thereof. In this Proxy Statement, we refer to Sypris Solutions, Inc. as “Sypris,” “Sypris Solutions,” “we,” “our” or “the Company.” We refer to our 2026 annual meeting of stockholders as the “Annual Meeting.”

You are cordially invited to attend the Annual Meeting on June 16, 2026, beginning at 11:00 a.m. Eastern Time. The Annual Meeting will be held at the Residence Inn by Marriott, 401 Bullitt Lane, Rock Bridge Room, Louisville, Kentucky 40222.

We are first mailing or giving this Proxy Statement on or about May 11, 2026, to holders of our common stock (“Common Stock”) at the close of business on April 27, 2026, which is the “Record Date” for the Annual Meeting.

Proxies, Quorum and Voting Procedures

Proxies

Stockholders of Record: Shares Registered in Your Name

Your vote is important. If you are a stockholder of record, you may (a) vote in person at the meeting, (b) vote by proxy using the enclosed proxy card, (c) vote by proxy over the telephone, or (d) vote by proxy on the Internet, in each case as described below. You may still attend the annual meeting and vote in person even if you have already voted by proxy. In order to vote over the Internet or by telephone, please call the number or go to the website identified on the enclosed proxy card and follow the instructions. The Internet and telephone voting facilities will close at 12:01 a.m. Eastern Time on June 16, 2026.

You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later dated proxy (including an Internet or telephone vote before the deadline) or by voting by ballot at the Annual Meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee

If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you should have received a voting instructions card with these proxy materials from that organization rather than from us. Simply complete and mail the voting instructions card to your broker, bank or other nominee to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or other nominee. To vote in person at the Annual Meeting, you must obtain a legal proxy from your broker, bank or other nominee. Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker, bank or other nominee to request a legal proxy.

Quorum

The Amended and Restated Bylaws of the Company provide that the holders of a majority of the issued and outstanding shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting are necessary to constitute a quorum. Abstentions are counted as present and entitled to vote for purposes of determining whether a quorum exists, but shares held by a broker, bank or other nominee and not voted on any matter will not be counted for such purpose. Therefore, if you hold shares through a broker, bank or other nominee it is important that you contact your broker, bank or other nominee with your voting instructions. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

Required Vote

All shares entitled to vote and represented by proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions provided. If you hold shares through an account with a broker, bank or other nominee, and you fail to provide voting instructions to your broker, bank or other nominee either using your voting instruction card or by telephone or over the Internet in accordance with the instructions provided, then your shares will not be voted with respect to any of the proposals being considered at the Annual Meeting. Therefore, if you hold shares through a broker, bank or other nominee it is important that you provide your broker, bank or other nominee with your voting instructions.

Election of Directors

Under Delaware law and our Amended and Restated Bylaws, the two nominees who receive the greatest number of votes cast by stockholders, entitled to vote at the meeting, for the election of Class III directors will be elected at the conclusion of the tabulation of votes. A “withhold” vote with respect to the election of one or more directors will not affect the outcome of the election of directors.

Advisory Vote on Executive Compensation

The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter is required for the advisory approval of the Company’s named executive officer compensation. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will not be counted and will have the same effect as a vote against the proposal. This proposal is advisory in nature, which means that it is not binding on the Board or the Compensation Committee. However, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.

If you submit a proxy card but do not indicate how your shares should be voted on a matter, the shares represented by your proxy will be voted as the Board recommends. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the meeting to another time and/or place in order to solicit additional proxies in favor of the recommendations of the Board of Directors, the persons named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgement to the same extent as the person delivering the proxy. As of the date of this Proxy Statement, we did not anticipate that any other matters would be raised at the Annual Meeting.

Stockholders Entitled to Vote

Holders of Common Stock at the close of business on April 27, 2026, the Record Date, are entitled to receive notice of and to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter properly brought before the meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

At the close of business on the Record Date, there were 23,011,130 shares of Common Stock outstanding. A list of stockholders entitled to vote at the Annual Meeting will be available for a period of ten days ending on the day before the date of the Annual Meeting at the Company’s offices at 101 Bullitt Lane, Suite 450, Louisville, Kentucky 40222, between 8:30 a.m. and 5:30 p.m. local time.

Gill Family

As of the Record Date, the Gill family beneficially owned an aggregate of 9,250,490 shares or approximately 39.5% of the Company’s outstanding Common Stock. For additional information on ownership of Common Stock by the Gill family, see the heading Stock Ownership of Certain Beneficial Owners and Management.

Multiple Stockholders Sharing the Same Address

Multiple stockholders who share a single address will receive only one Annual Report on Form 10-K and Proxy Statement at that address. This practice, known as “householding,” reduces printing and postage costs. However, if you wish to receive a separate copy of the Annual Report on Form 10-K or Proxy Statement in the future, you may contact your broker, bank or other nominee directly or contact Sypris at 101 Bullitt Lane, Suite 450, Louisville, Kentucky 40222 or at 502-329-2000. If you are receiving multiple copies of our Annual Report on Form 10-K and Proxy Statement, you can request householding by contacting your bank, broker or other nominee directly or by contacting Sypris in the same manner described above.

Cost of Proxy Solicitation

Sypris will pay the cost of soliciting proxies. Sypris may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies may be solicited on behalf of the Company by directors, officers or employees of the Company, without additional compensation, in person or by telephone, email or other electronic means.

Notice Regarding Availability of Proxy Materials

In accordance with the rules of the Securities and Exchange Commission (“SEC”), we are advising our stockholders of the availability on the Internet of our proxy materials related to the Annual Meeting described above. These rules allow companies to provide access to proxy materials in one of two ways – by either providing stockholders notice of the availability of the materials via the Internet or by delivering a full set of the materials to stockholders. Because we have elected to utilize the “full set delivery” option, we are delivering to all stockholders paper copies of all the proxy materials, as well as providing access to those proxy materials on a publicly accessible website. The notice of the Annual Meeting of Stockholders, Proxy Statement, form of proxy card and 2025 Annual Report on Form 10-K are available at www.sypris.com/proxy-materials.

GOVERNANCE OF THE COMPANY

Board of Directors

Our Board of Directors has adopted the Sypris Solutions, Inc. Guidelines on Corporate Governance (the “Guidelines”). The Guidelines provide a framework for the Company’s corporate governance initiatives and cover topics including, but not limited to, Board and committee composition and operations, director compensation, related person transactions and risk management. The Nominating and Governance Committee is responsible for overseeing and reviewing the Guidelines on an annual basis and reporting any recommended changes to the Board. A copy of the Guidelines is available on the Company’s website at www.sypris.com.

During 2025, the Board held four regular meetings and three special meetings, the Audit and Finance Committee held four regular meetings and three special meetings, the Compensation Committee held four regular meetings and one special meeting, and the Nominating and Governance Committee held three regular meetings. All directors attended more than 85% of the Board meetings and meetings of the committees of which they are members. Although the Company does not have a policy regarding attendance by directors at the Company’s annual meeting of stockholders, five of the non-employee directors attended the 2025 Annual Meeting by teleconference and Jeffrey T. Gill attended in person.

Independence

The Board has determined that Gary L. Convis, William G. Ferko, William L. Healey and Robert Sroka are “independent” as defined by Nasdaq’s listing standards. Each of our Audit and Finance, Compensation, and Nominating and Governance Committees is composed only of independent directors as identified below under the heading “Committees of the Board of Directors.”

In December 2025, the independent directors selected Robert Sroka to serve an additional one-year term as Lead Independent Director. Mr. Sroka, as Lead Independent Director, presides over executive sessions of the Board in which only independent directors participate. Additional information regarding the role of the Lead Independent Director is provided below under the heading “Board Leadership and Risk Oversight.” Stockholders and other parties interested in communicating directly with the Lead Independent Director, or with the independent directors as a group, may do so by writing to the Lead Independent Director, c/o Sypris Solutions, Inc. 101 Bullitt Lane, Suite 450, Louisville, Kentucky 40222.

Communications with Stockholders

Our Board welcomes communications from our stockholders. Stockholders may send communications to the Board or to any director in particular, c/o Sypris Solutions, Inc., Corporate Secretary, 101 Bullitt Lane, Suite 450, Louisville, Kentucky 40222. The Secretary will review each stockholder communication. The Secretary will forward to the entire Board (or to members of a Board committee, if the communication relates to a subject matter clearly within the committee’s area of responsibility) each communication that (a) relates to the Company’s business or governance, (b) is not offensive and is legible in form and reasonably understandable in content, and (c) does not merely relate to a personal grievance against the Company or a team member or further a personal interest not shared by the other stockholders generally.

Committees of the Board of Directors

During 2025, the Board had three standing committees comprised of entirely independent directors: the Audit and Finance Committee, the Compensation Committee and the Nominating and Governance Committee.

Audit and Finance Committee

The current members of the Audit and Finance Committee are Gary L. Convis, William G. Ferko, William L. Healey, and Robert Sroka (Chairman). Each member of the Audit and Finance Committee satisfies the additional requirements of the SEC and Nasdaq for audit committee membership, including the heightened independence requirements and the financial literacy requirements. The Board of Directors has also determined that Gary L. Convis, William G. Ferko, William L. Healey, and Robert Sroka each qualify as an “audit committee financial expert” as defined by SEC rules. During 2025, the Audit and Finance Committee met seven times. The Audit and Finance Committee is responsible for the appointment of independent auditors, discussing the scope of the auditor’s examination, reviewing financial statements and consulting with the independent auditors on the adequacy of internal controls. The Audit and Finance Committee also provides oversight with regard to the Company’s debt and credit arrangements, acquisitions, divestitures and proposals for changes in the Company’s capitalization and financing strategies. The functions of the Audit and Finance Committee are more fully described below under the heading Audit and Finance Committee Report. The Audit and Finance Committee operates pursuant to a formal written charter that sets out the committee’s duties and responsibilities. The Audit and Finance Committee reviews and reassesses the adequacy of the Audit and Finance Committee Charter on an annual basis. The Audit and Finance Committee Charter is available on the Company’s website at www.sypris.com.

Compensation Committee

The current members of the Compensation Committee are Gary L. Convis, William G. Ferko (Chairman) and Robert Sroka. During 2025, the Compensation Committee met five times. Each member of the Compensation Committee satisfies the heightened independence requirements of the Nasdaq for compensation committee membership. The functions of the Compensation Committee include administering management incentive compensation plans, establishing the compensation of executive officers and reviewing the compensation of directors. The Compensation Committee generally approves equity awards for the Company’s other employees and non-equity compensation for the Company’s executive officers. However, the Compensation Committee has delegated to the Company’s Chief Executive Officer the discretion to award to non-executive employees in any one calendar year up to 100,000 stock options in the aggregate, with a maximum individual award of 10,000 stock options. The Company’s Chief Executive Officer, with assistance from the Vice President of Administration and his support staff, provides recommendations to the Compensation Committee regarding compensation for those employees reporting directly to the Chief Executive Officer. However, the Compensation Committee retains full authority to modify any compensation recommendations by the Chief Executive Officer or other members of management.

The Company’s management has historically engaged Pearl Meyer & Partners (“Pearl Meyer”), a compensation consulting firm, to assist the Compensation Committee in reviewing total compensation for the Company’s named executive officers and other key employees. Pearl Meyer was most recently engaged, and independent compensation benchmark resources were last leveraged in reviewing total compensation for the Company’s directors, during 2023. While not engaged in this capacity for fiscal year 2025, Pearl Meyer has historically provided the Compensation Committee with market data and other relevant information to consider when making compensation decisions regarding the Chief Executive Officer, the Company’s other executives and the directors. The Compensation Committee, with or without management in attendance, has direct access to Pearl Meyer at its request for reviews of various issues related to executive compensation or director compensation. The Company’s management has also engaged Pearl Meyer from time to time for assistance with general trends in employee compensation and requested clarification on the appropriate compensation benchmarks for unique or “hybrid” job descriptions. Pearl Meyer’s work in this area has not raised any conflict-of-interest concerns for fiscal years in which Pearl Meyer was engaged based on a review of fees paid and disclosures provided by Pearl Meyer in written questionnaires delivered to the Company. The Company and the Compensation Committee intend to continue to utilize the assistance of Pearl Meyer as needed.

The Compensation Committee operates pursuant to a formal written charter that sets out the functions that it is to perform. The Compensation Committee reviews and reassesses the adequacy of the Compensation Committee Charter on an annual basis. A copy of the Compensation Committee Charter is available on the Company’s website at www.sypris.com.

Nominating and Governance Committee

The current members of the Nominating and Governance Committee are Gary L. Convis (Chairman), William G. Ferko and William L. Healey. During 2025, the Nominating and Governance Committee met three times. The functions of the Nominating and Governance Committee include reviewing and recommending nominees to the Board for election as directors of the Company and evaluating the performance and effectiveness of the Board. The Nominating and Governance Committee also makes recommendations to the Board from time to time as to matters of corporate governance.

The Nominating and Governance Committee employs a basic selection criteria to assess candidates for inclusion in the Company’s recommended slate of independent director nominees. The Nominating and Governance Committee expects qualified candidates will have high personal and professional integrity and ability and will be able to contribute to the Board’s effectiveness in serving the interests of the Company’s stockholders. The Nominating and Governance Committee takes a number of attributes into account during the nomination process, including an individual’s demonstrated leadership, maturity and public company experience. The Nominating and Governance Committee also takes into account developing a diverse range of backgrounds and experiences on the Board, which can have a positive impact on the business. A mix of talents, backgrounds, experiences and geographic locations of the individual Board members is also important and is considered in the evaluation of potential candidates. In addition, the Nominating and Governance Committee will consider a candidate’s experience in our core market industries, certain targeted knowledge areas, complex multi-industry and/or technological areas and manufacturing or service operations.

The nominees for election at the Annual Meeting, William G. Ferko and Jeffrey T. Gill, are currently serving as a directors and were previously elected by stockholders. To date, the Nominating and Governance Committee has not engaged third parties to identify or evaluate potential director candidates. Currently, subject to any rights stockholders have to nominate director candidates under our Amended and Restated Bylaws, the Company’s policy is not to seek or accept director nominations recommended by security holders (other than those directors who are also security holders, acting in their capacity as directors), and has not received any such nominations by any non-director security holders to date. Due to the Company’s current size, market position and historically low rates of director turnover, the policy of the Nominating and Governance Committee has been to develop and maintain contacts with potential candidates for future membership on the Board of Directors, primarily through the business relationships of the Company’s current and former officers and directors. In light of recent efforts to streamline and refocus the Company, the Board will consider whether to fill any vacancy, which develops in connection with any director’s resignation, retirement or death, on a case-by-case basis.

The Nominating and Governance Committee operates pursuant to a formal written charter that sets out the committee’s functions. The Nominating and Governance Committee reviews and reassesses the adequacy of the Nominating and Governance Committee Charter on an annual basis. A copy of the Nominating and Governance Committee Charter is available on the Company’s website at www.sypris.com.

Insider Trading Policy
We have adopted an insider trading policy governing the purchase, sale, and other disposition of our securities by directors, officers and employees. We believe this policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations and listing standards applicable to the Company.
Anti-Hedging and Anti-Pledging Policies
The Board has adopted, as part of the Company’s insider trading and securities compliance policy, prohibitions against directors, officers and other employees from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities.
The Board has also adopted, as part of the Company’s insider trading and securities compliance policy, a prohibition against officers, directors and certain designated employees from pledging Company securities as collateral for a loan or other financing arrangement including, in a margin account, without first seeking the pre-approval
of the Audit and Finance Committee.
Board Leadership and Risk Oversight
The Board consists of our Chairman of the Board, President and Chief Executive Officer, Jeffrey T. Gill, R. Scott Gill, and four independent directors. The independent directors annually select a Lead Independent Director. Our independent directors meet in executive session, chaired by our Lead Independent Director, several weeks in advance of each regularly scheduled Board meeting. During 2025, the Lead Independent Director presided over three such meetings, reported to the Board on the results of such meetings and periodically inquired of the independent directors with any ongoing changes in their respective biographies, any related person transactions and any potential conflicts of interest. The Board has three standing committees: Audit and Finance, Compensation, and Nominating and Governance, each of which is comprised solely of independent directors.
The Board with and through its committees is actively involved in oversight of risks that could affect the Company. While the oversight of certain risks related to compensation, financial or governance matters are conducted primarily through designated committees of the Board, as disclosed more fully in the charters of each of such committees, the full Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company. The Board also has direct access to the Company’s officers to further inquire about risks between meetings with such reports.
The Audit and Finance Committee is generally responsible for oversight of the Company’s relationship with its independent public accountants, financial reporting and internal controls, debt and credit agreements, privacy and cybersecurity and other financial compliance matters, including the risk associated with such areas and the Company’s risk mitigation strategies. The Compensation Committee is generally responsible for oversight of the recruitment, retention and motivation of the Company’s executive management and other employees, including compensation and incentive compensation plans, performance evaluation processes and succession planning matters for officers and other key personnel, including associated risks with such areas. The Nominating and Governance Committee is generally responsible for succession planning matters for directors, oversight of the nominating and self-evaluative processes with respect to service on the Board, oversight of the Company’s activities relating to environmental, social and governance matters, and the external reporting thereof, and for oversight of other corporate governance matters, including the associated risks with such areas.

The Board reviews and determines the best board leadership structure for the Company at least annually. As part of the Board’s self-evaluation process, the Board evaluates its leadership structure to confirm that the Board continues to believe that it provides an effective and efficient structure for overseeing management and serving the best interests of the Company and stockholders.

The Company’s President and Chief Executive Officer, Jeffrey T. Gill, has served as the Chairman of the Board since October 2016. We believe this board leadership structure to be effective in providing continuity, oversight and strategic direction to the Company. By serving as Chairman of the Board, President and Chief Executive Officer, Jeffrey T. Gill is positioned to contribute his extensive knowledge of Sypris’s business operations and market environment to the Board. Further, by having independent chairs and independent membership for each of the Audit and Finance, Compensation and Nominating and Governance Committees, as well as a Lead Independent Director, the Board also has a structure to provide significant independent and objective oversight in key areas. Together with regular executive planning, analysis and reporting, we believe that this structure will continue to provide the Company with both strong leadership and effective Board oversight of the material risks and opportunities facing the Company on an ongoing basis.

Code of Conduct

We have a corporate responsibility and compliance program which includes a written code of conduct. We require all employees, including all officers and senior level executives, to adhere to our code of conduct in addressing the legal and ethical issues encountered in conducting their work. The code of conduct requires each of our employees to avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest, fair and ethical manner and otherwise act with integrity. Employees are required to report any conduct they believe to be an actual violation of the code of conduct or other Company policies and procedures. The code of conduct details the procedures for confidential and anonymous reporting by employees and emphasizes our policy of non-retaliation. Our code of conduct can be found on our corporate website at www.sypris.com. We intend to post amendments to or waivers from our code of conduct (to the extent applicable to our principal executive officer, principal financial officer, principal accounting officer or controller) on our website.

Transactions with Related Persons

The Company’s code of conduct requires all directors, executive officers and other employees of the Company to disclose and seek prior approval, generally from their supervisor, of any transaction with a related person. The Company’s directors, including the Chairman, President and Chief Executive Officer, must report any potential conflict of interest to the Audit and Finance Committee in accordance with the Guidelines and the Audit and Finance Committee Charter. The other executive officers must report any potential conflict of interest to the President and Chief Executive Officer. The Audit and Finance Committee, in its discretion, may approve, ratify or reject the transaction or refer the transaction to the full Board or other appropriate committee of the Board. In addition, the Company requires each director, director nominee and executive officer to disclose any transactions involving related parties, or other potential conflicts of interest, in an annual written questionnaire. For 2025, with the exception of the information reported below, no related person transactions (as defined in Item 404(a) of Regulation S-K) were reported or otherwise discovered by the Company.

We have described below certain transactions that involve directors and executive officers of the Company and their affiliates, which were reported and reviewed following the procedures described above.

The Company has received the benefit of loans from Gill Family Capital Management, Inc. (“GFCM”) in the form of secured promissory note obligations totaling $12,000,000 in principal as of December 31, 2025 (the “Note”). GFCM is an entity controlled by the Company’s Chairman, President and Chief Executive Officer, Jeffrey T. Gill, and one of our directors, R. Scott Gill. Mr. Jeffrey T. Gill and Mr. R. Scott Gill are the principal shareholders of GFCM and serve as its Co-Presidents and Treasurer and Secretary, respectively. GFCM,

Jeffrey T. Gill and R. Scott Gill are significant beneficial stockholders of the Company. Interest on the Note is payable quarterly, unless the deferral option is elected, and the rate is reset on April 1 of each year at the greater of 8% or 500 basis points above the five-year Treasury note average during the previous 90-day period.

On January 20, 2025, the Company and certain of its subsidiaries amended the Note to, among other things, extend the maturity dates on all tranches by one year and allow for the continued deferral of payment for up to 60% of the interest due on the Note to April 1, 2026. On March 21, 2025, the Note was further amended to increase the principal amount by $3,000,000, with a maturity date of April 1, 2029, and allow for the deferral of payment for up to 100% of the interest due on the Note to April 1, 2026.

On January 12, 2026, the Note was further amended to extend the maturity date and each principal and interest payment date by one (1) year, with (i) $2,000,000 of the Company’s principal commitment due on April 1, 2027, (ii) $2,000,000 due on April 1, 2028, (iii) $5,000,000 of the Company’s principal commitment due on April 1, 2029, (iv) and the balance of $3,000,000 due on April 1, 2030, and to allow for the deferral of payment for up to 100% of the interest due on the Note to April 1, 2027.

As of the Record Date, the total interest paid under the Note since inception was $4,738,222 and the total outstanding principal and accrued interest was $14,119,417. The Note contains no pre-payment penalties.

Occasionally, we may have employees who are related to our executive officers. We compensate these individuals consistently with our policies that apply to all employees. During 2025, Bailey N. Gill, daughter of Jeffrey T. Gill (Chairman of the Board, President and Chief Executive Officer of the Company), was employed by a subsidiary of the Company at an annual compensation of $125,856.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

Crowe LLP has served as the Company’s independent registered public accounting firm since and including 2014. Although the Audit and Finance Committee has not yet completed its process for selecting the independent public accountant for the Company with respect to its 2026 financial statements, the Audit and Finance Committee has approved the interim engagement of Crowe LLP to perform audit and audit-related services with respect to the first quarter of 2026. The Audit and Finance Committee’s selection process includes consideration of the following factors: continuity of experience with the Company’s business, internal controls and technical accounting experience; independence; history of and reputation for thoroughness, accuracy, excellence and integrity; and reasonableness of fees. The Audit and Finance Committee has approved the fees described below. The Audit and Finance Committee believes that the fees paid for non-audit services are compatible with the independence of Crowe LLP.

Representatives of Crowe LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement, if they desire to do so, and they will be available to respond to appropriate questions after the meeting.

Fees Billed by Independent Registered Public Accounting Firm for Fiscal Years 2025 and 2024

Audit and Non-Audit Fees

The following table presents fees billed for professional audit services rendered by Crowe LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2025, and December 31, 2024, and reviews of the consolidated quarterly financial statements included in the quarterly reports on Form 10-Q and fees billed for other services rendered by Crowe LLP for the years ended December 31, 2025, and December 31, 2024.

	Years Ended December 31,
	2025	2024
Audit Fees (1)	$539,500	$548,150
Tax Fees (2)	104,010	96,484
All Other Fees (3)	—	—

Total	$643,510	$644,634

(1)

Audit Fees include fees associated with reviews of the Company’s quarterly reports on Form 10-Q, consultation regarding accounting and reporting matters related to the annual audit and review of documents filed with the SEC for 2025 and 2024. There were no Audit-Related Fees to report for 2025 or 2024.

(2)

Tax Fees consist of tax return preparation fees, tax services other than those directly related to the audit of the income tax provision, review of state and local income tax planning opportunities and foreign tax research.

(3)	All Other Fees consist of fees other than Audit Fees and Tax Fees.

Policy on Audit and Finance Committee Pre-Approval of Audit and Non-Audit Services of Independent Public Accountants

The Audit and Finance Committee’s policy is to pre-approve all audit and non-audit services provided by the independent public accountants, either by a majority vote at any meeting of the committee at which a quorum is present or by the committee’s authorized delegate for approvals between meetings, all of which are reported to the committee at its next meeting. These services may include audit services, audit-related services, tax services and other services. With some exceptions for certain longer-term projects, pre-approval is generally provided for up to one year and is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent public accountants and management are required to periodically report to the Audit and Finance Committee regarding the extent of services provided by the independent public accountants in accordance with this pre-approval, and the fees for the services performed to date.

AUDIT AND FINANCE COMMITTEE REPORT

The Audit and Finance Committee met with management periodically during the year to consider the adequacy of the Company’s internal control over financial reporting and the objectivity of its financial reporting. The Audit and Finance Committee discussed these matters with the Company’s independent public accountants and with appropriate Company financial personnel. The Audit and Finance Committee also discussed with the Company’s senior management, and independent public accountants and auditors, the processes used to support the certifications by the Company’s Chief Executive Officer and Chief Financial Officer, which are required by the SEC and the Sarbanes-Oxley Act of 2002 of the Company’s periodic reports filed with the SEC.

The Audit and Finance Committee met privately with both the independent public accountants and Company financial personnel, each of whom has unrestricted access to the Audit and Finance Committee.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal control over financial reporting. The Company’s independent public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with U.S. generally accepted auditing standards and expressing an opinion on the conformity of those audited financial statements to U.S. generally accepted accounting principles. The Audit and Finance Committee is responsible for monitoring and overseeing these processes.

The Audit and Finance Committee reviewed with management and Crowe LLP the Company’s draft of Annual Report on Form 10-K for the year ended December 31, 2025, including the Company’s audited financial statements, and met separately with both management and Crowe LLP to discuss and review those materials prior to issuance and filing with the SEC. Management has represented, and Crowe LLP has confirmed, to the Audit and Finance Committee that the financial statements were prepared in accordance with U.S. generally accepted accounting principles.

The Audit and Finance Committee also discussed with Crowe LLP the matters required to be discussed by the applicable requirements of the United States Public Company Accounting Oversight Board (“PCAOB”).

In addition, the Audit and Finance Committee has received from the independent public accountants the written disclosures and the letters required by applicable requirements of the PCAOB regarding the independent public accountant communications with the Audit and Finance Committee concerning independence, has discussed with the independent public accountants their independence from the Company and its management, and has considered whether the independent public accountants’ provision of non-audit services to the Company is compatible with maintaining the auditor’s independence. Crowe LLP has confirmed by letter that, in their professional judgment, they are independent of the Company. The Audit and Finance Committee is not aware of any issues which could impair the independence of Crowe LLP.

The Audit and Finance Committee reviewed and pre-approved Crowe LLP’s proposed audit plans, audit scope, identification of audit risks and fees, either by vote of the committee or by approval of the committee’s authorized delegate acting between meetings. The Audit and Finance Committee also reviewed and pre-approved all non-audit services performed by Crowe LLP.

In reliance on the reviews and discussions referred to above, the Audit and Finance Committee recommended to the Board of Directors (and the Board of Directors has approved) that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Robert Sroka (Chairman)

Gary L. Convis

William G. Ferko

William L. Healey

PROPOSAL ONE

ELECTION OF DIRECTORS

The Company’s Amended and Restated Bylaws provide that the Board will consist of three Classes, serving three-year terms, and that the Board will maintain as equal a number of directors in each Class as possible. Currently, the Board consists of two Class I Directors, two Class II Directors, and two Class III Directors. The Board has nominated two Class III Directors, William G. Ferko and Jeffrey T. Gill, to be elected at the Annual Meeting as Class III directors whose terms will expire in 2029. We expect each nominee for election as a director at the Annual Meeting to be able to serve if elected.

If any nominee is unable to serve, proxies will be voted in favor of the remainder of those nominees and for such substitute nominee as may be selected by the Board. Set forth below are the principal occupations of and certain other information regarding the nominees and the other directors whose terms of office will continue after the Annual Meeting. The biographies of each of the nominees and continuing directors that follow contain information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Governance Committee and the Board to determine that the person should continue to serve as a director for the Company.

Vote Required and Recommendation of the Board of Directors

Nominees receiving the greatest number of votes duly cast for the election of directors will be elected. A “withhold” vote with respect to election of one or more directors will have no impact as to the election of directors. Shares held by a broker as nominee and not voted are not counted as votes cast for purposes of determining whether a quorum exists and therefore will have no impact as to the election of directors. The Board recommends a vote FOR the election of the above-named nominees as Class III directors.

CLASS III DIRECTOR NOMINEES FOR TERMS EXPIRING IN 2029

William G. Ferko Age 71	William G. Ferko has served as a director of Sypris since January 2005. Mr. Ferko currently serves as a private investor, a part-time lecturer for the University of Louisville College of Business and as a consultant providing senior-level financial advisory services. From April 2009 until May 2014, Mr. Ferko served as Senior Vice President for Republic Bank & Trust Company and also served as the Chief Risk Management Officer from April 2009 through December 2012. From January 2008 through January 2009, Mr. Ferko served as Chief Financial Officer for Philips BU Professional Luminaires North America, a manufacturer of lighting fixtures and controls. From 1998 through January 2008, he served as Vice President and Chief Financial Officer of Genlyte Group Incorporated, the predecessor to Philips BU Professional Luminaires North America. Prior to 1998, he served in several finance positions for Tenneco Inc., including its automotive and packaging divisions, and as Chief Financial Officer for Monroe Auto Equipment Company and Goss Graphic Systems. Mr. Ferko is a member of the Audit and Finance Committee, the Nominating and Governance Committee and Chairman of the Compensation Committee. The Nominating and Governance Committee believes that based on his experience and expertise in finance, accounting and audit functions, and public policy, Mr. Ferko’s continued service as a director is in the Company’s best interest.

Jeffrey T. Gill Age 70	Jeffrey T. Gill has served as Chairman, President and Chief Executive Officer of Sypris since October 2016 and as President and Chief Executive Officer of Sypris and its predecessor from 1992 to September 2016. Mr. Gill served as Executive Vice President of Sypris’s predecessor from 1983 to 1992. Mr. Gill holds a BS degree in Business Administration from the University of Southern California and an MBA from Dartmouth College. Mr. Gill has served as a director of Sypris and its predecessor since 1983. Jeffrey T. Gill is the brother of R. Scott Gill. The Nominating and Governance Committee believes that based on his experience and expertise in financial matters and management and his in-depth knowledge of the Company, Mr. Gill’s continued service as a director is in the Company’s best interest.

CLASS I DIRECTORS WHOSE TERMS EXPIRE IN 2027

R. Scott Gill Age 67	R. Scott Gill, Ph.D., has served as a director of Sypris and its predecessor since 1983. Mr. Gill currently serves as a partner in the Dallas, Texas based real estate firm Astor & Longwood, LLC. Additionally, from 2019 until 2022, Mr. Gill served as a Lecturer in the School of Architecture at the University of Texas at Austin. From 1999 until 2011, Mr. Gill held positions as a managing broker or a managing member for a number of residential real estate brokerage and development firms located in Chicago, Illinois. Mr. Gill served as Senior Vice President and Secretary of Sypris from 1997 to 1998, and as Vice President and Secretary of its predecessor from 1983 to 1998. R. Scott Gill is the brother of Jeffrey T. Gill. The Nominating and Governance Committee believes that based on his experience, in-depth knowledge of the Company and expertise in business management, Mr. Gill’s continued service as a director is in the Company’s best interest.

William L. Healey Age 81	William L. Healey has served as a director of Sypris since 1997. Mr. Healey currently serves as a private investor and business consultant. From 2002 to 2005, he served as President and Chief Executive Officer of Cal Quality Electronics, an electronics manufacturing company. Mr. Healey served as a private investor and consultant from 1999 to 2002. He served as Chairman of the Board of Smartflex Systems, an electronics manufacturing company, from 1996 to 1999 and as its President and Chief Executive Officer from 1989 to 1999. Prior to 1989, Mr. Healey served in a number of senior executive positions with Silicon Systems, including Senior Vice President of Operations. Mr. Healey also served as a director of Microsemi Corporation from 2003 to May 2018. Mr. Healey is a member of the Compensation Committee and is a member the Audit and Finance Committee. The Nominating and Governance Committee believes that based on his experience and expertise in strategic planning and as a former public company Chief Executive Officer in the electronics sector, Mr. Healey’s continued service as a director is in the Company’s best interest.

CLASS II DIRECTORS WHOSE TERMS EXPIRE IN 2028

Gary L. Convis Age 83	Gary L. Convis has served as a director of Sypris Solutions, Inc. since July 2020, and previously served as a director from November 2013 until May 2019. Mr. Convis served as Senior Advisor for Bloom Energy, a provider of solid oxide fuel cell technology, from November 2013 until March 2021 and as its Chief Operations Officer from January 2012 until November of 2013. Mr. Convis also served in a number of senior leadership positions with Dana Holding Corporation including, Special Advisor to the Chief Executive Officer and President (January 2010 to December 2011), Vice Chairman of Dana Holding Corporation (January 2009 to December 2009) and as Chief Executive Officer and President (April 2008 to January 2009). From 2003 to 2007, Mr. Convis served as an Executive Vice President of Toyota Motor Engineering & Manufacturing North America, Inc. and as Managing Officer of Toyota Motor Corp from May 2003 to July 2007. He started his career with Toyota in 1984 as part of the start-up team for New United Motor Manufacturing, Inc., Toyota’s joint venture with General Motors. Additionally, Mr. Convis served 16 years with Ford Motor Corporation following a three-year tenure with General Motors. Mr. Convis has served on the Board for a number of companies, including Toyota Motor Manufacturing Kentucky Inc., where he served as Chairman of the Board (May 2006 to July 2007); Cooper-Standard Holdings Inc. (2007 to May 2010); Dana Holding Corporation (January 2008 to December 2009); Achates Power, Inc., a developer of two-stroke opposed-piston engines (2007 to April 2020) and MW Industries, Inc., a manufacturer of specialty springs and fasteners (December 2017 to February 2020). Mr. Convis is a member of the Audit and Finance Committee, the Compensation Committee and Chairman of the Nominating and Governance Committee. The Nominating and Governance Committee believes that based on his experience and expertise in the commercial vehicle, off-highway and automotive industries and as a former public company Chief Executive Officer in the automotive sector, Mr. Convis’ continued service as a director is in the Company’s best interest.

Robert Sroka Age 77	Robert Sroka has served as a director of Sypris since 1997. Mr. Sroka served as Partner of Rockland Advisory Group, an investment banking firm from May 2010 until February 2023, and served as Managing Director of Corporate Solutions Group, LLC, an investment banking firm, from December 2003 until May 2010. Mr. Sroka has served as Managing Partner of Lighthouse Partners, a private investment and business consulting company since 1998. Mr. Sroka served from 1994 to 1998 as Managing Director of Investment Banking-Mergers and Acquisitions for J.P. Morgan. Prior to 1994, Mr. Sroka served in a variety of senior executive positions with J.P. Morgan, including Vice President-Investment Banking and Vice President-Corporate Finance. He is Chairman of the Audit and Finance Committee, a member of the Nominating and Governance Committee and serves as the Lead Independent Director. The Nominating and Governance Committee believes that based on his experience and expertise in finance, investment banking and diverse board service and as a former public company executive officer, Mr. Sroka’s continued service as a director is in the Company’s best interest.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of our Common Stock as of April 27, 2026, for (a) each continuing director and nominee for director of the Company; (b) each person who is known by us to own 5% or more of our Common Stock; (c) the person who in 2025 served as the President and Chief Executive Officer of the Company; (d) the two other named executive officers named in the Summary Compensation Table; and (e) the directors and executive officers as a group. Except as otherwise noted, the persons named in the table have sole voting and investment power with respect to such securities.

	Shares Beneficially Owned Common Stock
	Number	Percent
Jeffrey T. Gill (1)	6,732,185	28.8%
101 Bullitt Lane, Suite 450
Louisville, Kentucky 40222

R. Scott Gill (2)	5,792,971	25.2%
410 Kayak Way,
Lakeway, Texas 78738

GFP I, LP (3)	3,274,666	14.2%
1013 Centre Road, Suite 403S
Wilmington, Delaware 19805

Gill Family Capital Management, Inc. (4)	3,274,666	14.2%
1013 Centre Road, Suite 403S
Wilmington, Delaware 19805

Gary L. Convis (5)	466,242	2.0%
William G. Ferko	206,734	*
William L. Healey (6)	184,668	*
Robert Sroka	279,238	1.2%
Richard L. Davis (7)	341,728	1.5%
Curtis S. Petrie (8)	87,500	*
Current directors and executive officers as a group (10 persons) (9)	11,283,210	47.9%
Williams & Novak, LLC (10)	2,262,942	9.8%

*	Less than 1%

(1)

Includes 400,000 shares issuable under currently exercisable stock options and 23,975 shares owned by Jeffrey T. Gill’s wife, Patricia G. Gill, with respect to which Jeffrey T. Gill and his wife share voting and investment power. Also includes 3,274,666 shares held by GFP I, LP, of which Jeffrey T. Gill is a limited partner holding a 38.20% ownership interest, of which Patricia G. Gill is a limited partner holding a 2.29% ownership interest, and of which trusts for the benefit of Jeffrey T. Gill’s children, of which Jeffrey T. Gill is trustee, are limited partners holding an aggregate of 17.61% ownership interest. Gill Family Capital Management, Inc., a Delaware corporation (the “General Partner”), is the general partner of GFP I, LP, with a 0.96% ownership interest in GFP I, LP. Jeffrey T. Gill is the Co-President and Treasurer of the General Partner, is one of two directors of the General Partner, and is a 50% shareholder of the General Partner. On the basis of Jeffrey T. Gill’s positions with the General Partner, and pursuant to certain provisions of the Partnership Agreement, Jeffrey T. Gill may be deemed to beneficially own shares of Common Stock attributable to the General Partner. Mr. Jeffrey T. Gill is also a director and was a named executive officer of the Company during 2025.

(2)

Includes 3,274,666 shares owned by GFP I, LP, of which R. Scott Gill is a limited partner holding a 40.95% ownership interest. R. Scott Gill is the Co-President and Secretary of the General Partner, is one of two directors of the General Partner, and is a 50% shareholder of the General Partner. On the basis of R. Scott

Gill’s positions with the General Partner, and pursuant to certain provisions of the Partnership Agreement, R. Scott Gill may be deemed to beneficially own shares of Common Stock attributable to the General Partner. Mr. R. Scott Gill is also a director of the Company.

(3)	Voting and investment power is exercised through the General Partner. See footnotes (1) and (2).

(4)	In its capacity as General Partner. See footnotes (1) and (2).

(5)	Includes shares held by a family trust of which Mr. Convis is a co-trustee. Mr. Convis shares voting and investment power with respect to the shares held by the family trust.

(6)	Includes shares held by a family trust of which Mr. Healey is a co-trustee. Mr. Healey shares voting and investment power with respect to the shares held by the family trust.

(7)	Includes 62,500 shares issuable under currently exercisable stock options.

(8)	Includes 37,500 shares issuable under currently exercisable stock options.

(9)

Includes 550,000 shares issuable under currently exercisable stock options. Except as indicated above, the address of the Company’s directors and officers is 101 Bullitt Lane, Suite 450, Louisville, Kentucky 40222.

(10)

Based on a Schedule 13G/A filed on November 4, 2024, with the SEC by Williams & Novak, LLC (“Williams & Novak”). According to the filing, Williams & Novak serves as a registered investment advisor and possesses sole voting and investment power over all the shares beneficially owned. The address of Williams & Novak is 2625 Townsgate Road, Suite 330, Westlake Village, Ca 91361.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on a review of the reports filed and written representations from reporting persons, the Company believes that, during the fiscal year ended December 31, 2025, all Section 16(a) filing requirements were timely met, except that the following Form 4s, covering an aggregate of four transactions, filed on behalf of Mr. Richard L. Davis, Mr. Curtis S. Petrie, Mrs. Rebecca R. Eckert, and Mr. Anthony C. Allen on April 4, 2025, were each filed one (1) day late due to administrative oversight.

EXECUTIVE OFFICERS

Executive officers of the Company are appointed by the Board and serve at the Board’s discretion. Set forth below are the ages, positions and certain other information regarding current executive officers of the Company, as applicable.

Jeffrey T. Gill Age 70	Jeffrey T. Gill has served as Chairman, President and Chief Executive Officer of Sypris since October 2016 and as President and Chief Executive Officer of Sypris and its predecessor from 1992 to September 2016. Mr. Gill served as Executive Vice President of Sypris’s predecessor from 1983 to 1992. Mr. Gill holds a BS degree in Business Administration from the University of Southern California and an MBA from Dartmouth College. Mr. Gill has served as a director of Sypris and its predecessor since 1983. Jeffrey T. Gill is the brother of R. Scott Gill.

Richard L. Davis Age 72	Richard L. Davis has served as Senior Vice President, Treasurer and Assistant Secretary of Sypris since November 1, 2024. Prior to his current role, Mr. Davis served Sypris as its Vice President and Chief Financial Officer from October 12, 2022, until October 31, 2024, as Vice President from January 2018 until October 11, 2022, and as Vice President Audit and Compliance from August 2015 to December 2017. Prior to 2017, Mr. Davis served in a number of increasingly responsible executive roles since joining Sypris in 1985. Prior to 1985, Mr. Davis served in a variety of management positions with Armor Elevator and Coopers and Lybrand. Mr. Davis holds a Bachelor of Science in Business Administration from Indiana University and an MBA from the University of Louisville. He is a certified public accountant in the state of Kentucky.

Anthony C. Allen Age 67	Anthony C. Allen has served as Vice President and Assistant Treasurer of Sypris since November 1, 2024. In his prior roles at Sypris, Mr. Allen served as Vice President and Treasurer from October 12, 2022, until October 31, 2024, as Vice President and Chief Financial Officer from January 2015 until October 11, 2022, as Vice President, Treasurer, and Assistant Secretary from December 2004 to December 2014, as Vice President of Finance and Information Systems and Assistant Secretary from 2003 to December 2004, and as Vice President, Controller and Assistant Secretary from 1997 to 2003. Prior to 1997, Mr. Allen served in a number of increasingly responsible executive roles since joining Sypris in 1987. Prior to 1987, Mr. Allen served in a variety of management positions with Armor Elevator. Mr. Allen serves as a Director for Columbus Insurance Ltd., a captive reinsurance entity of which the Company is a member; he also served as Treasurer and Chairman of the Finance Committee for Columbus from January 2015 to January 2019. Mr. Allen served as a director of CafePress Inc., an online retailer of personalized products, from May 2015 until its merger in November 2018. Mr. Allen holds a Bachelor of Science in Business Administration from Eastern Kentucky University and an MBA from Bellarmine University. He is a certified public accountant in the state of Kentucky.

Curtis S. Petrie Age 56	Curtis S. Petrie has served as Vice President of Administration of Sypris since September 1, 2024. From October 2022 to August 2024, Mr. Petrie served as Corporate Director of Information Technology, Human Resources and Internal Audit and as Corporate Director of Information Technology and Human Resources from August 2019 to September 2022. Prior to 2019, Mr. Petrie served as the Corporate Director of Information Technology since joining the Company in 2007. Prior to Mr. Petrie’s tenure with Sypris, he served as Chief Information Officer for F+W Media, Inc., a media content and e-commerce company headquartered in Cincinnati, Ohio, from 2006 to 2007 and as Chief Information Officer for Lexmark International, Inc., Asia Pacific Group from 2002 to 2006. Mr. Petrie began his career with Lexmark International, Inc. in 1995 and served in a number of increasingly responsible senior-level positions in multiple expatriate global assignments. In addition, Mr. Petrie served on the Robertson County, Kentucky Board of Education from 2000 to 2002 and is a Kentucky Governor’s Scholar. Mr. Petrie holds a BS degree in Electrical Engineering from the University of Kentucky.

Rebecca R. Eckert Age 47	Rebecca R. Eckert has served as Vice President, Chief Accounting Officer and Controller of Sypris since November 1, 2024, and as Controller and principal accounting officer of Sypris from May 2009 to October 2024. From May 2005 to May 2009, Mrs. Eckert served as Manager of Financial Reporting of Sypris. Prior to Mrs. Eckert’s tenure with Sypris, she served as an auditor with Ernst & Young LLP. Mrs. Eckert holds a Bachelor of Science in Accounting from the University of Kentucky and a Master of Science in Accounting from the University of Notre Dame. She is a certified public accountant in the state of Kentucky.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of the Company’s Chairman, President and Chief Executive Officer, and the two other most highly compensated executive officers who served in such capacities as of December 31, 2025 (the “named executive officers” or “NEOs”), for services rendered to the Company during the past fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)(1)	(f)(1)	(i)(2)	(j)
J.T. Gill, Chairman, President and Chief Executive Officer	2025	482,000	—	165,600	—	81,128	728,728
	2024	520,000	—	—	207,075	80,804	807,879

R.L. Davis, Senior Vice President, Treasurer, and Assistant Secretary	2025	280,913	—	62,100	—	33,008	376,021
	2024	305,299	—	82,500	—	35,205	423,005

Curtis S. Petrie, Vice President of Administration	2025	259,539	—	72,450	—	14,098	346,087
	2024	255,481	—	82,500	—	12,389	350,370

(1)

The amounts in column (e) and in column (f) reflect aggregate grant date fair value for each stock and option award granted during each fiscal year for each named executive officer in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts in 2025 and 2024 are included in Note 16 to the Company’s audited financial statements for the fiscal year ended December 31, 2025, included in the Company’s Annual Report on Form 10-K filed with the SEC.

(2)

The amounts in column (i) include the aggregate dollar amounts of all perquisites and other compensation offered by the Company which included the Company’s 401(k) matching contributions, premiums on executive life insurance, premiums on long-term disability insurance, premiums for long-term care insurance (for Mr. J.T. Gill and his spouse), taxes owed with respect to payments relating to such insurance policies, a car allowance for Mr. J.T. Gill, and other routine perquisites, including complimentary or discounted food and drink, entertainment and related travel, clothing, gifts or similar benefits which in the aggregate are less than $2,000 in value for year 2025 and less than $2,500 in value for year 2024.

Compensation Overview

The fundamental objectives of the Company’s executive compensation program are to attract, retain and motivate highly competent executives necessary for Sypris’s growth and leadership and to foster the creation of stockholder value through close alignment of the financial interests of executives with those of Sypris’s stockholders. The main components of the Company’s executive compensation program for 2025 were annual salaries and long-term incentives consisting of grants of restricted stock units.

In 2025, the Compensation Committee did not increase the base salary for Mr. J.T. Gill. The Compensation Committee determined to moderately decrease the base salaries for Mr. J.T. Gill, Mr. Davis and Mr. Petrie effective April 1, 2025, each by 10%. In addition, the Compensation Committee awarded an annual grant of 80,000 restricted stock units to Mr. J.T. Gill, a grant of 30,000 restricted stock units to Mr. Davis, and a grant of 35,000 restricted stock units to Mr. Petrie. The Company and the Compensation Committee will continue to evaluate the Company’s compensation structure to assure that it remains competitive for the size and scope of the organization.

401(k) Program

All employees in the United States not covered by a collective bargaining agreement, including the NEOs, are automatically enrolled in the Company’s 401(k) retirement savings plan (“401(k) Plan”), a tax-qualified plan. Employees may opt out of the plan or may elect to change their contribution in increments of 1% of pre-tax salary. Those employees who are covered by a collective bargaining agreement are also automatically enrolled in the Company’s 401(k) Plan in accordance with the terms of each such respective agreement. Under the plan, the

Company generally will match 50% of each employee’s contributions, up to a maximum Company discretionary contribution of 3% of eligible salary.

Annual Bonus Plan and Equity Awards

The Board did not approve an annual cash bonus plan for 2025 or 2024.

On an annual basis, over the past several years, grants of time-based equity or stock options have been issued to executive officers and other key employees under the 2020 and 2025 Sypris Omnibus Plans (as applicable). When considering grants, the Compensation Committee exercises judgment and discretion, looking at each executive’s scope of responsibility and individual performance as well as the performance of the Company, and also considers previous stock award grants to align generally with its overall compensation philosophy. The estimated long-term economic value of each grant is targeted in bands of share award levels utilizing market analysis benchmarks. In 2024, the Compensation Committee determined to utilize time-based equity grants in the form of stock options and restricted stock awards, and in 2025, the Compensation Committee determined to utilize time-based equity grants in the form of restricted stock units. The Compensation Committee believes that the use of time-based equity and stock options better aligns our executives with our goals of successfully transitioning through our current business challenges and expanding the business in our targeted markets. The value of the restricted stock awards, stock option, and restricted stock unit grants (as applicable) to Messrs. J.T. Gill, Davis, and Petrie during 2024 and 2025 were below the 25th percentiles of peer equity compensation targets due to the Company’s view of the long-term value of our Common Stock and based upon Company’s estimates from prior years. The initial recommendations for these equity awards are developed by the Company’s Vice President of Administration and the Chairman, President and Chief Executive Officer. All awards to executive officers of equity, as well as cash bonuses, are at the discretion of and subject to the final review and approval of the Compensation Committee, or in the case of the Chairman, President and Chief Executive Officer, are subject to the recommendation of the Compensation Committee with the final review and approval of the full Board.

The Role of Stockholder Say-on-Pay Votes

The Company provides its stockholders with the opportunity to cast an annual advisory vote on executive compensation (a “say-on-pay proposal”). At the Company’s annual meeting of stockholders held in May 2025, approximately 98% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Compensation Committee believes this affirms stockholders’ support of the Company’s approach to executive compensation and, therefore, did not change its overall approach in 2025. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the NEOs.

Change of Control of the Company – Termination and Potential Payments

Unvested stock options and restricted stock awards granted under the 2020 Sypris Omnibus Plan (the “2020 Plan”) and unvested stock options, restricted stock, and restricted stock unit awards under the 2025 Sypris Omnibus Plan (the “2025 Plan”) are subject to accelerated vesting upon any change-in-control of the Company, pursuant to the terms of the plan.

Under the 2020 Plan and 2025 Plan (collectively, the “Plans”), in the event of a Change of Control (as defined in the Plans) of the Company unless otherwise determined by the Compensation Committee, the treatment of outstanding awards will depend on whether awards are being assumed, continued or substituted for in the transaction. If awards are being assumed, continued or substituted for in the transaction, the awards will continue in accordance with their terms with appropriate adjustments as to the number of shares and option and appreciation right exercise prices. In addition, if a participant’s awards are assumed, continued or substituted for and their employment is terminated within one year of the Change of Control without cause (as defined in the Plans), all of their awards will be credited with an additional 12 months of service from such date of termination.

In the event of a Change of Control in which awards are not being assumed, continued or substituted for in the transaction, the vesting date for all unvested or forfeitable rights in any award will be accelerated to the date of the Change of Control. In addition, the Compensation Committee may elect to cancel outstanding awards and pay to the grantee an amount having a value equal to the number of shares subject to the award multiplied by the price per share paid to holders of shares in the Change of Control, less, in the case of options or appreciation rights, the aggregate exercise price of such options and appreciation rights.

The respective values of the outstanding restricted stock awards, unvested non-qualified stock options, and unvested restricted stock units calculated as of December 31, 2025, the last trading day of the fiscal year, which would have become vested for the named executive officers in the event of a change of control of the Company would have been as follows: $447,200 for Mr. J. T. Gill, $224,575 for Mr. Davis and $225,025 for Mr. Petrie. For restricted stock and restricted stock units, the valuation was calculated using (i) the number of each such individual’s unvested shares of restricted stock or restricted stock units (as applicable) on December 31, 2025, multiplied by (ii) the Company’s stock price on December 31, 2025. For stock options, the valuation was calculated using (i) the number of each such individual’s unvested stock options on December 31, 2025, multiplied by (ii) the amount, if any, by which the Company’s stock price on December 31, 2025, exceeded the strike price of such options.

OUTSTANDING EQUITY AWARDS AT FISCAL
YEAR-END
2025

		OPTION AWARDS				STOCK AWARDS

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Jeffrey T. Gill	04/01/2022	200,000(1)	—	2.59	03/31/2027	—	—
	04/01/2023	—	200,000(1)	1.97	03/31/2028	—	—
	04/01/2024	—	200,000(1)	1.65	03/31/2029	—	—
	07/14/2025	—	—	—	—	80,000(2)	195,200

Richard L. Davis	04/01/2023	—	62,500(1)	1.97	03/31/2028	—	—
	04/01/2024	—	—	—	—	50,000(3)	122,000
	07/14/2025	—	—	—	—	30,000(2)	73,200

Curtis S. Petrie	04/01/2023	—	37,500(1)	1.97	03/31/2028	—	—
	04/01/2024	—	—	—	—	50,000(3)	122,000
	07/14/2025	—	—	—	—	35,000(2)	85,400

(1)	Stock option award which vests 100% on the third anniversary of the grant date, with a five-year option term.

(2)	Restricted stock unit award which vests 100% on the third anniversary of the grant date.

(3)	Restricted stock award which vests 100% on the third anniversary of the grant date.

(4)	The market value of shares that have not vested in column (h) was calculated using the closing stock price on December 31, 2025 ($2.44).
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation
S-K,
we
are
providing the following information about the relationship between executive compensation actually paid and certain financial performance of Sypris.

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (3)	Average Summary Compensation Table total for non-PEO NEOs ($) (2)	Average Compensation actually paid to non-PEO NEOs ($) (3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (4)	Net Loss ($) (in thousands) (5)
2025	728,728	616,671	361,054	417,812	119	(6,338)
2024	807,879	522,194	386,687	352,916	72	(1,680)
2023	844,072	766,981	343,774	332,844	134	(1,596)

(1)
The dollar amounts reported in column (b) represent the amounts of total compensation reported for Jeffrey T. Gill (the “principal executive officer” or “PEO”), for each corresponding year in the “Total” column of the Summary Compensation Table.

(2)
The dollar amounts reported in column (d) represent the average of the amounts reported for our non-PEO
NEOs in the “Total” column of the Summary Compensation Table in each applicable year. The non-PEO

NEOs for purposes of calculating the average amount in each applicable year was Richard L. Davis and Curtis S. Petrie in 2025 and 2024 and Richard L. Davis and Anthony C. Allen in 2023.

(3)
The dollar amounts reported in column (c) and (e) represent the amount of “compensation actually paid” to the PEO and the average “compensation actually paid” to the non-PEO
NEOs as computed in accordance with Item 402(v) Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned or paid to the PEO or the average actual amount of compensation earned or paid to the non-PEO
NEOs during the applicable year. The amounts disclosed reflect the following adjustments to the amounts reported in the Summary Compensation Table.

	2025		2024		2023
	PEO ($)	Non- PEO NEOs ($)	PEO ($)	Non- PEO NEOs ($)	PEO ($)	Non- PEO NEOs ($)
Adjustments
Less Grant date value of equity awards	(165,600)	(67,275)	(207,075)	(82,500)	(251,220)	(70,656)
Year-end fair value of current year award	195,200	79,300	181,496	89,000	268,622	75,550
Year-over-year change in fair value of unvested awards	131,673	47,333	(260,106)	(36,671)	(35,198)	(1,000)
Change in fair value of unvested awards	23,476	(2,600)	—	(3,600)	(59,295)	(14,824)
Fair value at the end of the prior year of equity awards that expired	(296,806)	—	—	—	—	—
Dividends paid on unvested awards	—	—	—	—	—	—

Total adjustments	(112,057)	56,758	(285,685)	(33,771)	(77,091)	(10,930)

(4)
Cumulative Total Shareholder Return (“TSR”) is calculated by dividing the sum of (i) cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between our share price at the end and the beginning of the measurement period by our share price at the beginning of the measurement period.

(5)	The dollar amount reported represented the amount of net loss reflected in our audited financial statements for the applicable year.
Analysis of the Information Presented in the Pay versus Performance Table
In accordance with Item 402(v) of Regulation
S-K
we are providing the following graphs that describe the relationship between information presented in the Pay Versus Performance table.

Compensation Actually Paid and Cumulative TSR
As demonstrated by the following table, the amount of compensation actually paid to Mr. J.T. Gill and the average amount of compensation actually paid to our non-PEO
NEOs as a group is aligned with our cumulative TSR over the three years presented in the table.

Compensation Actually Paid vs. Company TSR
Compensation Actually Paid
$900,000
$800,000
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$-
$160.00
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$-
Cumulative TSR
(value of initial $100 investment)
2023
2024
2025
PEO
Average for Non-PEO NEOs
TSR

Compensation Actually Paid and Net Loss
The following table demonstrates the relationship between the amount of compensation actually paid to Mr. J.T. Gill and the average amount of compensation actually paid to our non-PEO
NEOs as a group compared to the Company’s net loss over the three years presented in the table.

Compensation Actually Paid vs. Net Income
$900,000
$800,000
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$-
Compensation Actually Paid
$-
$(1,000)
$(2,000)
$(3,000)
$(4,000)
$(5,000)
$(6,000)
$(7,000)
Net Income (Loss) (thousands)
2023
2024
2025
PEO
Average for Non-PEO NEOs
Net Loss

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
The Compensation Committee typically makes grants of equity awards, including stock options, at its regularly scheduled meeting in March or April and/or other times throughout the year when appropriate under the circumstances. The Compensation Committee did not take material nonpublic information into account when determining the timing and terms of equity awards in 2025. We do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. The Company did not issue any options to its NEOs in 2025 during any period beginning four business days before the filing of Form
10-K
or Form
10-Q,
or the filing or furnishing of a Form
8-K
that discloses material nonpublic information (other than a Form
8-K
disclosing a material new option grant under Item 5.02(e)), and ending one business day after the filing or furnishing of such report with the SEC.

2025 DIRECTOR COMPENSATION

The following table sets forth our compensation of non-employee directors in 2025. Our Chairman, President and Chief Executive Officer, Mr. Jeffrey T. Gill, receives no additional compensation for his services as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)

(a)	(b)	(c)(1)	(g)(2)	(h)
G. L. Convis	—	80,000	2,500	82,500
W. G. Ferko	—	80,000	2,500	82,500
R. S. Gill	—	80,000	2,500	82,500
W. L. Healey	—	80,000	2,500	82,500
R. Sroka	—	80,000	2,500	82,500

(1)

The amounts provided in column (c) reflect the dollar amount for the aggregate grant date fair value for the equity awards granted during 2025 for each non-employee director serving in his position following the date of the Annual Meeting in accordance with FASB ASC Topic 718 and awarded pursuant to the 2025 Sypris Omnibus Plan and the Directors Compensation Program. The equity awards consisted of 50,000 shares of restricted stock units awarded to each of Mr. Convis, Mr. Ferko, Mr. R. S. Gill, Mr. Healey, and Mr. Sroka, which vest on May 22, 2027.

(2)

The amounts provided in column (g) reflect routine perquisites, including complimentary or discounted food and drink, entertainment and related travel, clothing, gifts or similar benefits, which in the aggregate are less than $2,500.

As of the 2025 fiscal year-end, Mr. Convis, Mr. Ferko, Mr. R. S. Gill, Mr. Healey, and Mr. Sroka each have 50,000 shares of unvested restricted stock and 50,000 restricted stock units outstanding.

Under the 2025 Directors Compensation Program, each eligible non-employee director received a grant of 50,000 restricted stock units for continued service following the date of the 2025 Annual Meeting, each vesting two years following the grant.

All directors are reimbursed for travel and related expenses for attending Board and committee meetings. In 2025, there were no meetings requiring Board members to travel. We also provide non-employee directors with travel accident insurance when on Company business. Directors who are employees of the Company or its affiliates are not eligible to receive compensation for services as a director.

PROPOSAL TWO

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

We are providing our stockholders with an opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which may be referred to as a “say-on-pay” proposal, is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”).

Our executive compensation program is designed to attract, motivate, and retain our executive officers, who are critical to our success. As described in the “Summary Compensation” and “Outstanding Equity Awards at Fiscal Year-End 2025” tables above, as well as our accompanying narrative disclosure to such tables, our executive compensation program contains elements of cash and equity-based compensation. We believe our compensation program is modest, balanced, and structured to align the interests of our named executive officers with those of our stockholders and rewards our named executive officers for the achievement of our near-term and longer-term financial and strategic goals.

The Board is asking our stockholders to approve a non-binding advisory vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission under the headings “Summary Compensation Table” and “Outstanding Equity Awards at Fiscal Year-End 2025,” including the related footnotes and accompanying narrative disclosure, is hereby approved.

Though this proposal calls for a non-binding advisory vote, our Board and Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter is required to approve this Proposal Two. In determining whether this proposal has received the requisite number of affirmative votes, abstentions will not be counted and will have the same effect as a vote against the proposal. The Board recommends a vote FOR the resolution approving the compensation of the Company’s named executive officers.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

A copy of our 2025 Annual Report on Form 10-K has been mailed concurrently with this Proxy Statement to stockholders entitled to notice of and to vote at the Annual Meeting. Such Annual Report on Form 10-K is not incorporated into this Proxy Statement and shall not be considered proxy solicitation material. Stockholders may also request a copy of the Company’s 2025 Annual Report on Form 10-K, which may be obtained without charge, by writing to Rachel A. Brady, Secretary, Sypris Solutions, Inc., 101 Bullitt Lane, Suite 450, Louisville, Kentucky 40222.

OTHER MATTERS

The Board does not intend to bring any other matter before the Annual Meeting and has not been informed that any other matter is to be presented by others. If any other matter properly comes before the Annual Meeting, the proxies will be voted with the discretion of the person or persons voting the proxies.

You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote your shares over the Internet or by telephone, or mark, sign, date and promptly return the proxy card sent to you in the envelope provided. No postage is required for mailing in the United States.

SUBMISSION OF STOCKHOLDER PROPOSALS

Any stockholder who intends to present a proposal or nominate a director at the Annual Meeting in the year 2027 (the “2027 Annual Meeting”) must deliver a notice to the Company’s corporate Secretary at 101 Bullitt Lane, Suite 450, Louisville, Kentucky 40222 in compliance with the following deadlines and procedures:

•

For any proposal that a stockholder wishes to include in our proxy materials for the 2027 Annual Meeting pursuant to Rule 14a-8 under the Securities Act of 1934, the written proposal must be submitted no later than January 11, 2027. The proposal also must comply with SEC regulations set forth in Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

•

For any proposal or director nomination that a stockholder wishes to propose for consideration at the 2027 Annual Meeting but does not wish to include in the proxy materials for that meeting pursuant to Rule 14a-8 (including nomination of director candidates under our advance notice bylaw), our Amended and Restated Bylaws provide that written notice must be received no later than 60 days, and no earlier than 90 days prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or 10 days after the day on which public disclosure of the date of such meeting is first made by the Company). The notice also must comply with the content requirements for such notices set forth in our Amended and Restated Bylaws.

In addition to satisfying the foregoing advance notice requirements under our Amended and Restated Bylaws, to comply with the universal proxy rules under the Securities and Exchange Act of 1934, as amended, stockholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended.

To the extent any proposals are presented for consideration at the 2027 Annual Meeting but are not described in our proxy materials for that meeting, the proxies solicited by Sypris for the 2027 Annual Meeting may confer discretionary authority to the persons named as proxy holders to vote on any such proposals.

Jeffrey T. Gill

Chairman of the Board, President and Chief Executive Officer

May 11, 2026

001CSR0233

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be received by 12:01 a.m., Eastern Time, on June 16, 2026

Online Go to www.investorvote.com/SYPR or scan the QR code — login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/SYPR

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommend a vote FOR all nominees and FOR Proposal 2.

1. Election of Class III Directors for a term of three (3) years:
	For	Withhold				For	Withhold
01 - William G. Ferko	☐	☐	02 - Jeffrey T. Gill			☐	☐

			For	Against	Abstain
2. To approve, on an advisory basis, the compensation of the named executive officers as disclosed in this proxy statement.			☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

/ /

2 1 B V

     049WAB

2026 Annual Meeting of Sypris Solutions, Inc. Stockholders

Tuesday, June 16, 2026, 11:00 a.m. Eastern Time

Residence Inn by Marriott, Rock Bridge Room, 401 Bullitt Lane

Louisville, KY 40222

YOUR VOTE IS IMPORTANT

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope.

If you vote by telephone or Internet, it is not necessary to return this card.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting to be held on June 16, 2026:

The notice of the annual meeting of stockholders, proxy statement, form of proxy card and the

Sypris Solutions 2025 Annual Report on Form 10-K are available at: www.sypris.com/proxy-materials.

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/SYPR

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Notice of 2026 Annual Meeting of Stockholders

Residence Inn by Marriott, Rock Bridge Room, 401 Bullitt Lane, Louisville, KY 40222

Proxy Solicited by Board of Directors for Annual Meeting — June 16, 2026, 11:00 a.m. Eastern Time

The undersigned appoints R. Scott Gill and Jeffrey T. Gill, and each of them, as Proxies for the undersigned, or any of them, each with the power of substitution. The Proxies are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Sypris Solutions to be held on June 16, 2026, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the Proxies as directed. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees in the election of the Board of Directors and FOR Proposal 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.